UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2022
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(d)           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2022, the Board of Directors (the “Board”) of Abraxas Petroleum Corporation (the “Company”) increased the size of the Board from five to six and appointed David N. Roberts to the Board as a Class II director. The Board will determine which committees, if any, Mr. Roberts will be appointed to at the first Board meeting following his election.

Mr. Roberts is a Senior Advisor and member of the Executive Committee and Partnership Advisory Board of Angelo, Gordon & Co. L.P. (“Angelo Gordon”), which is an affiliate of AG Energy Funding, LLC (“AGEF”). As previously disclosed in our Current Report on Form 8‑K filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2022, the Company and AGEF entered into an Exchange Agreement dated January 3, 2022, pursuant to which the Company issued shares of its Series A Preferred Stock to AGEF, which entitled AGEF to approximately 85% of the voting power of the Company’s outstanding capital stock. Through his Angelo Gordon roles, Mr. Roberts has an indirect ownership interest in the Series A Preferred Stock owned by AGEF. Mr. Roberts, age 60, also serves as the Chairman, Chief Executive Officer, and President of AG Mortgage Investment Trust, Inc. (“MITT”), a publicly traded residual-mortgage REIT that is managed and advised by a subsidiary of Angelo Gordon, and as a member of the board of directors of Arc Home LLC, a residential mortgage lender that is managed by MITT.

As a non-employee director, Mr. Roberts will be compensated for his Board membership in the same manner as the Company’s other non-employee directors (however, any such compensation will be directed to Angelo Gordon or one of its affiliates on Mr. Roberts’ behalf). The Company previously disclosed the terms of non-employee director compensation in its proxy statement on Schedule 14A, filed with the SEC on March 31, 2022.

Except as disclosed in this Form 8-K, there are no other transactions involving Mr. Roberts that require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Roberts and any other person pursuant to which Mr. Roberts was elected to serve as a member of the Board. There are no family relationships that exist between Mr. Roberts and any of the Company’s directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:         /s/ Steven P. Harris
Steven P. Harris
Vice President, Chief Financial Officer

Dated: September 13, 2022